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                                   EXHIBIT 21

                           Registrant's Subsidiaries

                  The following table sets forth certain of the subsidiaries of the Registrant at March 1, 1997, all of which are wholly-owned and are included in the consolidated financial statements:

                                                            Organized
                    Name                               Under the Laws of
                    ----                               -----------------
                  APEX Drugstores Inc.                      Michigan
                  Eagle Managed Care Corp.                  Delaware
                  GDF, Inc.                                 Maryland
                  Gray Drug Fair, Inc.                      Ohio
                  Keystone Centers, Inc.                    Pennsylvania
                  Lake Acquisition Corporation              Delaware
                  Lane Drug Company                         Ohio
                  Name Rite, Inc.                           Delaware
                  Ocean Acquisition Corporation             Delaware
                  Perry Drug Stores, Inc.                   Michigan
                  PL Xpress, Inc                            Oregon
                  Rack Rite Distributors, Inc.              Pennsylvania
                  RAFS, Inc.                                Delaware
                  Rite Aid Drug Palace, Inc.                Delaware
                  Rite Aid Hdqtrs. Corp.                    Delaware
                  Rite Aid of Alabama, Inc.                 Alabama
                  Rite Aid of Connecticut, Inc.             Connecticut
                  Rite Aid of Delaware, Inc.                Delaware
                  Ride Aid of Florida, Inc.                 Florida
                  Rite Aid of Georgia, Inc.                 Georgia
                  Rite Aid of Indiana, Inc.                 Indiana
                  Rite Aid of Kentucky, Inc.                Kentucky
                  Rite Aid of Maine, Inc.                   Maine
                  Rite Aid of Maryland, Inc.                Maryland
                  Rite Aid of Massachusetts, Inc.           Massachusetts
                  Rite Aid of Michigan, Inc.                Michigan
                  Rite Aid of New Hampshire, Inc.           New Hampshire
                  Rite Aid of New Jersey, Inc.              New Jersey
                  Rite Aid of New York, Inc.                New York
                  Rite Aid of North Carolina, Inc.          North Carolina
                  Rite Aid of Ohio, Inc.                    Ohio
                  Rite Aid of Pennsylvania, Inc.            Pennsylvania
                  Rite Aid of South Carolina, Inc.          South Carolina
                  Rite Aid of Tennessee, Inc.               Tennessee
                  Rite Aid of Vermont, Inc.                 Vermont
                  Rite Aid of Virginia, Inc.                Virginia
                  Rite Aid of Washington, D.C., Inc.        District of Columbia
                  Rite Aid of West Virginia, Inc.           West Virginia
                  Rite Aid Realty Corp.                     Delaware
                  Rite Aid Rome Distribution Center, Inc.   New York
                  Rite Fund, Inc.                           Delaware
                  Rite Investments, Inc.                    Delaware
                  Thrifty Corporation                       California
                  Thrifty PayLess, Inc.                     California
                  Thrifty Realty Company                    California
                  WRAC, Inc.                                Pennsylvania

At March 1, 1997, the Registrant also had additional wholly-owned subsidiaries, which considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02 of Regulation S-X.